UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934

(AMENDMENT NO.     )

Filed by the Registrant    ☒

Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12

FIFTH THIRD BANCORP

(NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

(NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF

PROXY MATERIALS FOR ANNUAL MEETING OF SHAREHOLDERS OF

FIFTH THIRD BANCORP

TO BE HELD ON APRIL 21, 2009

WHEN AND WHERE IS THE SHAREHOLDER MEETING?

The 2009 Annual Meeting of Shareholders of Fifth Third Bancorp will be held in the Junior Ballroom at the Duke Energy Center, located at 525 Elm Street, Cincinnati, Ohio, on Tuesday, April 21, 2009, at 11:30 a.m., E.D.S.T.

WHAT IS BEING VOTED ON AT THE SHAREHOLDER MEETING?

1.	The election of all members of the Board of Directors to serve until the Annual Meeting of Shareholders in 2010;

2.	Proposal to amend Article Fourth of the Articles to revise the terms of the authorized, unissued shares of Preferred Stock, without par value, available for issuance by Fifth Third Bancorp to provide greater flexibility in the terms of Preferred Stock that Fifth Third Bancorp may offer and sell in the future, and to clarify the ability of Fifth Third Bancorp to issue shares of Preferred Stock without stockholder approval in accordance with the terms of Ohio law;

3.	Proposal to adopt the Amended and Restated Fifth Third Bancorp 1993 Stock Purchase Plan and the issuance of up to an additional 12,000,000 shares of common stock thereunder;

4.	Approval of the appointment of the firm of Deloitte & Touche LLP to serve as the independent registered public accounting firm for the Company for the year 2009;

5.	Approval of an advisory vote on executive compensation;

6.	Shareholder proposal to request the Board of Directors to prepare and publish a sustainability report;

7.	Shareholder proposal to request that the Board of Directors initiate the process to amend the Company’s articles of incorporation to provide that director nominees be elected by a majority of votes cast;

8.	Shareholder proposal to request that the Board of Directors immediately engage the services of an Investment Banking firm to actively seek a sale or merger of Fifth Third Bancorp on terms that will maximize share value for the shareholders;

WHAT DOES THE BOARD OF DIRECTORS RECOMMEND?

The Board of Directors recommends a vote “FOR” the election of Directors, and “FOR” Items 2 through 5 and “AGAINST” Items 6 through 8.

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

The following documents can be viewed at: www.ViewMaterial.com/fitb

Notice of Annual Meeting of Shareholders            Proxy Statement            Annual Report on Form 10-K

If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed below on or before April 6, 2009 to facilitate timely delivery.

You may request a paper or e-mail copy of the proxy materials by following the instructions below. You will be asked to provide your 11-digit control number located by the arrow in the box below.

1.	Call the toll-free telephone number 1-800-516-1564 and follow the instructions provided, or

2.	Access the website www.SendMaterial.com and follow the instructions provided, or

3.	Send us an e-mail at papercopy@SendMaterial.com with your control number in the Subject line. Unless you instruct us otherwise, we will reply to your e-mail with a copy of the proxy materials in PDF format for this meeting only.

To vote your Fifth Third Bancorp shares, you can attend the Annual Meeting of Shareholders and vote in person or you can:
Step 1:	Go to www.ViewMaterial.com/fitb
Step 2:	Click on the icon to vote your shares.
Step 3:	Enter the 11-digit control number located by the arrow in the box above.
Step 4:	Follow the simple instructions to record your vote.
You will be able to vote until 11:00 a.m. E.D.S.T. on April 21, 2009.